UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 10, 2014, Apricus Biosciences, Inc. (the “Company”) entered into an exclusive license agreement with Recordati Ireland Ltd., a subsidiary of Recordati S.p.A. (“Recordati”), whereby the Company granted Recordati exclusive rights to market the Company’s Vitaros® drug for the treatment of erectile dysfunction in Spain, Russia, Turkey, Ireland and certain other European and African countries.

Pursuant to the agreement, the Company is eligible to receive up to approximately $50 million in license fees over the term of the agreement. Such license fees include up to approximately $3.8 million in upfront and launch milestone payments and up to approximately $47 million in sales milestones, as well as double-digit tiered royalties based on Recordati’s net sales of the product in the licensed territory.

Item 8.01     Other Events.

On February 10, 2014, the Company provided an update to its corporate presentation. The presentation is currently available on the Company’s website and filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	BIO CEO Presentation, February 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: February 10, 2014	By:	/s/ Steve Martin
Name: Steve Martin
Title: Senior Vice President, Chief Financial Officer & Secretary

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